As Filed with the Securities and Exchange Commission on July 30, 2004

                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its charter)

            ALASKA                                                92-0072737
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                     (Name and address of agent for service)
                                  907.868.5600
          (Telephone number, including area code, of agent for service)

                            Copy to: Julius J. Brecht
         Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                  907.276.6401

                                           CALCULATION OF REGISTRATION FEE
                                                   Proposed
 Title of Each Class of                             Maximum              Proposed Maximum           Amount of
    Securities to be           Amount To         Offering Price         Aggregate Offering        Registration
       Registered            Be Registered        Per Share (1)               Price                    Fee
-------------------------- ------------------ -------------------- ----------------------------- ----------------
General Communication,
Inc. Class A Common Stock       2,500,000             $7.60                 $19,000,000              $2,407.30
========================== ================== ==================== ============================= ================


1 Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of $7.78 per share and $7.42 per share, respectively, for the Class A common stock, i.e., an average of $7.60 per share, which will be the subject of the options under the Plan, as quoted on the Nasdaq Stock Market on July 26, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The contents of the initial Registration Statement pertaining to the General Communication, Inc. Amended and Restated 1986 Stock Option Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60222), the post-effective amendment no. 1 filed with the Commission on Form S-8 POS on August 24, 1995 (Registration No. 333-8758), the post effective amendment no. 2 filed with the Commission on Form S-8 POS on February 20, 1998 (Registration No. 333-8762), the Registration Statement for the plan filed with the Commission on Form S-8 on September 23, 1999 (Registration No. 333-87639), the Registration Statement for the plan filed with the Commission on Form S-8 on April 30, 2001 (Registration No. 333-59796), the Registration Statement for the plan filed with the Commission on Form S-8 on August 30, 2002 (Registration No. 333-99003), and the Company's annual report on Form 10-K for the year ended December 31, 2003, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement. Required opinions, consents, and signatures are included in this amendment.

Item 2.  Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.


Registration Statement (S-8) 2004                                       Page 2
GCI Stock Option Plan

Item 6.  Indemnification of Directors and Officers

         See Item 1.

Item 7.  Exemption from Registration Claimed

         See Item 1.

Item 8.  Exhibits

         See Exhibit Index and exhibits at the end of this Registration
         Statement.

Item 9.  Undertakings

         See Item 1.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on July 26, 2004.

                           GENERAL COMMUNICATION, INC.
                                                     (Registrant)



By:         /s/                               By:      /s/
      Ronald A. Duncan                            John M. Lowber
      President & Chief                           Senior Vice President &
      Executive Officer                           Chief Financial Officer
      (Principal Executive Officer)               (Principal Financial Officer)



                                              By:      /s/
                                                  Alfred J. Walker
                                                  Vice President &
                                                  Chief Accounting Officer
                                                  (Principal Accounting Officer)


Registration Statement (S-8) 2004                                       Page 3
GCI Stock Option Plan

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



       /s/                                                       7/26/04
Ronald A. Duncan                                                 Date
President, Chief Executive Officer and Director
(Principal Executive Officer)



       /s/                                                       7/26/04
Donne F. Fisher                                                  Date
Chairman of the Board and Director



       /s/                                                       7/26/04
Jerry A. Edgerton, Director                                      Date


       /s/                                                       7/25/04
Stephen M. Brett, Director                                       Date




William P. Glasgow, Director                                     Date



       /s/                                                       7/26/04
Stephen R. Mooney, Director                                      Date



       /s/                                                       7/27/04
Stephen A. Reinstadtler, Director                                Date




James M. Schneider, Director                                     Date


Registration Statement (S-8) 2004                                       Page 4
GCI Stock Option Plan

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated, effective for the Plan as of July 26, 2004.

GENERAL COMMUNICATION, INC. AMENDED AND RESTATED 1986 STOCK OPTION PLAN

By:   Compensation Committee (acting as the Option Committee)




       /s/                                                       7/25/04
Stephen M. Brett                                                 Date



       /s/                                                       7/26/04
Donne F. Fisher                                                  Date




William P. Glasgow                                               Date



       /s/                                                       7/26/04
Stephen R. Mooney                                                Date



       /s/                                                       7/27/04
Stephen A. Reinstadtler                                          Date




James M. Schneider                                               Date


Registration Statement (S-8) 2004                                       Page 5
GCI Stock Option Plan

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549













                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN






Registration Statement (S-8) 2004                                       Page 6
GCI Stock Option Plan

                                                    EXHIBIT INDEX

Exhibit No.                              Description

4             Instruments defining rights of security holders, including indentures


4.1           Copy of the General Communication, Inc. Amendment No. 2, dated as of June 24, 2004, to the Amended and Restated 1986 Stock Option Plan


4.2 Resolution of Board of Directors of the Company adopted at its meeting of December 4, 2003 increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock


4.3           Resolution of shareholders of the Company adopted at their June 10, 2004 meeting approving a board recommendation to amend the Plan by increasing the number of shares allocated to the Plan by
              2,500,000 shares of Class A common stock


5             Opinion re legality


5.1           Legal Opinion on Legality of Options and Shares dated July 26, 2004


15            None


23            Consents of experts and counsel


23.1          Consent of Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation


23.2          Consent of Harris, Mericle & Wakayama, P.L.L.C.


23.3          Consent of Independent Auditors


24            None


99            None


Registration Statement (S-8) 2004                                       Page 7
GCI Stock Option Plan